Exhibit 99.1

Oragenics announces the Appointment of Two New Board Members

Alachua, FL (January 21, 2008) – Oragenics, Inc. (AMEX:ONI), a biotechnology development company, announced today further expansion of the Board of Directors with two talented and experienced Board members, Derek Hennecke and Stanley B. Stein.

New Board Member: Derek Hennecke MBA is an expert in drug development. He is a founder and CEO of Xcelience, a formulation and clinical manufacturing contract research company in Tampa, Florida. His management experiences over 25 years in the international biotechnology industry include; MDS Pharma Sciences, as Vice-president and General Manager for biopharmaceuticals, formulations, manufacturing, and pharmaceutics; DSM (contract manufacturing company) in active pharmaceutical ingredients, new business development (NBD) and manufacturing; and Biochemical Research Division of Boehringer Mannheim in NBD. His work included Europe, Egypt, Mexico, Canada, and USA. He earned a BSc, University of Alberta (Canada), and MBA, Erasmus University (Rotterdam, Netherlands).

Stanley B. Stein, J.D. is a registered securities principal at Scarsdale Equities in New York, NY, focusing in healthcare and biotechnology. His investment banking experience covers 25 years and many complex transactions. Previously, he was Head of the North American Corporate Finance for Dresdner Bank. Stan also was a Managing Director at Drexel Burnham Lambert. He founded a small banking boutique, SRS Capital LLC, specializing in healthcare. He was a principal in creating Fresenius Medical Care, the largest renal care business in the world. Stan brings to Oragenics a network of biopharma companies, investment groups, and other business relationships. Stan received his B.A and J.D. from Columbia University in New York. Stan will be focusing on new business development and new investments for Oragenics.

Dr. Ron Evens (CEO) and David Gury (Chairman) stated, “Oragenics continues to execute and further our science and business goals by bringing in talented new Board members with highly valued and applicable expertises, especially adding skills in new business development and financing.” Dr. Ron Evens further stated that, “Oragenics continues its evolution from an oral care company to an infectious disease company with multiple platforms and product opportunities”.

About Oragenics: Oragenics, Inc. is a biopharmaceutical company with a pipeline of proprietary technologies. The Company has a number of products in discovery, preclinical and clinical development, with a concentration in two main therapeutic areas, infectious disease and oncology. Our core pipeline includes products for use in the treatment of dental and periodontal infectious diseases, systemic bacterial infections, and weight loss. In the discovery stage are three platform technologies for identifying biomarkers of infection, cancer and autoimmune diseases and for the solid state synthesis of bioactive peptides including small molecule antibiotics.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect Oragenics’ current views with respect to future events and financial performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,”

“estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to those set forth in our most recently filed annual report on Form 10-KSB and quarterly report on Form 10-QSB, and other factors detailed from time to time in filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

Contact:

Oragenics, Inc.

Ronald P. Evens, 386-418-4018 X222

www.oragenics.com